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                                                                     Exhibit 16


                   Letter from Former Independent Accountants




May 22, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Gentlemen:


We have read the statements made by Indepro Property Fund I, L.P. (Commission File Number 2-80756), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of May 1997. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,


/s/ Coopers & Lybrand L.L.P.